UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2009

CONSOLIDATED CAPITAL PROPERTIES III

(Exact name of Registrant as specified in its charter)

            California                0-10273                 94-2653686

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Properties III (the “Registrant”) owns a 99% interest in Concap Village Green Associates, Ltd., a Texas limited partnership (the “Seller”), which owns Village Green Apartments (“Village Green”), a 164-unit apartment complex located in Altamonte Springs, Florida.  As previously disclosed, on March 20, 2009 (the “Effective Date”), the Seller entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, PMF Enterprises CF, Inc., a Florida corporation (the “Purchaser”), to sell Village Green to the Purchaser for a total sales price of $7,600,000.

Pursuant to the Purchase Agreement, the Seller and Purchaser agreed that at closing, the Purchaser would assume the Registrant’s obligations with respect to the first and second mortgage loans encumbering Village Green.

As previously disclosed, the Seller and Purchaser previously have entered into four amendments to the Purchase and Sale Contract pursuant to which the loan assumption approval date ultimately was extended to July 1, 2009 and the closing ultimately was extended to July 15, 2009.

On June 30, 2009, the Purchaser delivered written notice of its election to terminate the Purchase Agreement. Pursuant to its terms, the Purchase Agreement was terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL PROPERTIES III

By:  ConCap Equities, Inc.

General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: July 6, 2009